SECURITIES AND EXCHANGE COMMISSION

                     Washington, DC  20549


                            FORM 8-K


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of1934

Date of Report (date of earliest event reported)    December 14,1998


                         PENTAIR, INC.
     (Exact Name of Registrant as specified in Its Charter)


MINNESOTA                    001-11625                   41-0907434
(State of Incorporation      (Commission File            (I.R.S. Employer
 or Organization)             Number)                     Identification No.)


   1500 County Road B2 West, St. Paul, Minnesota  55113-3105
     (Address of Principal Executive Offices)     (ZipCode)


                         651.636.7920
      (Registrant's Telephone Number, Including Area Code)


Item 5.   Other Matters

On December 11, 1998, the Board of Directors of Pentair, Inc. (the Registrant) authorized the repurchase on an annual basis up to 400,000 shares of Pentair common stock. Any purchases would be made periodically in the open market, by block purchases or private transactions. The share repurchase is intended to offset the dilution caused by stock issuances under employee stock compensation plans.


Item 7.        Financial Statements and Exhibits.

a.   Not applicable
b.   Not applicable

c.   Exhibits

Exhibit 99.1   Press release dated December 14, 1998




                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PENTAIR, INC.


By:  Richard W. Ingman
     Executive Vice President and
     Chief Financial Officer

Dated:    December 21, 1998